Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

Inari Medical, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(c) and 457(h)	2,310,496 (3)	$56.45	$130,427,499.20	$147.60 per $1,000,000	$19,251.10
Fees Previously Paid
	Total Offering Amounts					$130,427,499.20		$19,251.10
	Total Fees Previously Paid							–
	Total Fee Offsets (4)							–
	Net Fee Due							$19,251.10

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that becomes issuable under the 2020 Incentive Award Plan (as amended, the “2020 Plan”) and the Amended and Restated 2020 Employee Stock Purchase Plan (as amended, the “2020 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)Pursuant to 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Select Market on February 21, 2024, which date is within five business days prior to filing this Registration Statement.

(3)Consists of (i) 1,732,872 additional shares of the Registrant’s common stock that became available for issuance on January 1, 2024 under the 2020 Plan, by operation of an automatic annual increase provision therein and (ii) 577,624 additional shares of the Registrant’s common stock that became available for issuance on January 1, 2024 under the 2020 ESPP, by operation of an automatic annual increase provision therein.

(4)The Registrant does not have any fee offsets.